Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 16, 2021, except as to Notes 3 and 10, which are as of May 14, 2021, with respect to the financial statements of TPG Pace Tech Opportunities Corp., incorporated herein by reference.

/s/ KPMG LLP

Fort Worth, Texas

November 29, 2021